UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

March 12, 2020
Date of report (Date of earliest event reported)
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Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________
Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per value	VLRXQ	OTC Pink

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2020, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “DIP Order”) granting final approval of the Company’s (as defined below) senior secured priming debtor-in-possession financing facility (the “DIP Facility”) by and among Valeritas Holdings, Inc. (the “Company”) and certain of its subsidiaries (the “Sellers”), as borrower, the Lenders (as defined therein) party thereto, and HB Fund LLC, as the “DIP Lender.” Under the terms of the DIP Order, the Company will have access to the full $12.0 million DIP Facility.

Item 8.01     Other Events.

The Bankruptcy Court is scheduled to hear a motion, on March 20, 2020, to issue an order approving the sale by the Company of substantially all of its assets (the “Asset Sale”) to Zealand Pharma A/S (“Zealand”) pursuant to that certain asset purchase agreement, dated as of February 9, 2020, by and among the Sellers and Zealand, as the stalking horse bidder. The Company received no other bids by the bid deadline of March 12, 2020. Assuming approval by the Bankruptcy Court, the Asset Sale is expected to close on or around April 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: March 16, 2020                     By: s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer